As filed with the Securities and Exchange Commission on August 27, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Akerna Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-2242651
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1601 Arapahoe St., Suite 900

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Akerna Corp. 2019 Long Term Incentive Plan

(Full Title of the Plan)

Jessica Billingsley

Chief Executive Officer

Akerna Corp.

1601 Arapahoe St., Suite 900

Denver, Colorado 80202

(Name and Address of Agent for Service)

(888) 932-6537

(Telephone Number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq.

Stuart Neuhauser, Esq.

Tamar A. Donikyan, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of Americas, 11th Floor

New York, New York 10105

(212) 370-1300

Fax: (212) 370-7889

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share	1,040,038	$8.82	$9,173,135.16	$1,111.78

(1)	Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this registration statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sales price of the registrant’s common stock on August 26, 2019, as reported by the NASDAQ Capital Market.

Explanatory Note

This registration statement on Form S-8 of Akerna Corp. (this “Registration Statement”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register up to 1,040,038 shares of our common stock, par value $0.0001 per share (the “Common Stock”), to be issued under the Akerna Corp. 2019 Long Term Incentive Plan (the “Plan”) to our employees, officers, directors, consultants and “affiliates” as such term is defined in Rule 405 under the Securities Act, which shares may include “control securities” as such term is defined in General Instruction C to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference.

Akerna Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

●	Current Reports on Form 8-K filed with the SEC on June 17, 2019, June 20, 2019, June 21, 2019, July 2, 2019, and July 8, 2019;

●	Registration Statement on Form S-4, filed with the SEC on November 7, 2018, as amended on January 25, 2019, as amended on April 19, 2019, as amended on May 8, 2019, as amended on May 14, 2019; and

●	The description of the Common Stock contained in the registration statement on Form 8-A, filed by MTech with the SEC on January 26, 2018. The Company is the successor issuer to MTech.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon by Ellenoff Grossman & Schole LLP, counsel to the Registrant.

Item 6.	Indemnification of Officers and Directors.

Our Amended and Restated Certificate of Incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law.  Our Amended and Restated Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1*	Amended and Restated Certificate of Incorporation	8-K	333-228220	3.1	June 21, 2019

3.2*	Amended and Restated Bylaws	8-K	333-228220	3.2	June 21, 2019

4.1	Akerna Corp. 2019 Long Term Incentive Plan

4.2*	Specimen Common Stock Certificate	S-4	333-228220	4.1	January 25, 2019

4.3*	Form of Option Grant Certificate	8-K	333-228220	10.12	June 21, 2019

4.4*	Form of Restricted Stock Unit Award	8-K	333-228220	10.13	June 21, 2019

4.5*	Form of Stock Award	8-K	333-228220	10.14	June 21, 2019

4.6*	Form of Restricted Stock Award	8-K	333-228220	10.15	June 21, 2019

4.7*	Form of Appreciation Rights Award	8-K	333-228220	10.16	June 21, 2019

5.1	Opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

*	Previously Filed.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1*	Amended and Restated Certificate of Incorporation	8-K	333-228220	3.1	June 21, 2019

3.2*	Amended and Restated Bylaws	8-K	333-228220	3.2	June 21, 2019

4.1	Akerna Corp. 2019 Long Term Incentive Plan

4.2*	Specimen Common Stock Certificate	S-4	333-228220	4.1	January 25, 2019

4.3*	Form of Option Grant Certificate	8-K	333-228220	10.12	June 21, 2019

4.4*	Form of Restricted Stock Unit Award	8-K	333-228220	10.13	June 21, 2019

4.5*	Form of Stock Award	8-K	333-228220	10.14	June 21, 2019

4.6*	Form of Restricted Stock Award	8-K	333-228220	10.15	June 21, 2019

4.7*	Form of Appreciation Rights Award	8-K	333-228220	10.16	June 21, 2019

5.1	Opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

*	Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 27, 2019.

Akerna Corp.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jessica Billingsley, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ruth Ann Kraemer	Chief Financial Officer (Principal Financial Officer)	August 27, 2019
Ruth Ann Kraemer

/s/ Jessica Billingsley	Chief Executive Officer and Director (Principal Executive Officer)	August 27, 2019
Jessica Billingsley

/s/ Scott Sozio	Director	August 27, 2019
Scott Sozio

/s/ Matthew R. Kane	Director	August 27, 2019
Matthew R. Kane

/s/ Tahira Rehmatullah	Director	August 27, 2019
Tahira Rehmatullah

/s/ Douglas Rothschild	Director	August 27, 2019
Douglas Rothschild

/s/ Mark Iwanowski	Director	August 27, 2019
Mark Iwanowski